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                                                                    Exhibit 23.4


                      CONSENT OF SALOMON SMITH BARNEY INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated August 7, 2001, as Appendix D to, and the reference thereto under the caption "Opinions of Financial Advisers" in, the Joint Proxy Statement/Prospectus of Nationwide Financial Services, Inc. and Provident Mutual Life Insurance Company, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number _____) of Nationwide Financial Services, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       SALOMON SMITH BARNEY INC.


                                       By /s/ Anne C. Kronenberg
                                              Managing Director


New York, New York
June 10, 2002